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                        REVISED AMENDED AND RESTATED BY-LAWS OF

                              FAMILY BARGAIN CORPORATION

                           (FORMERLY DRS INDUSTRIES, INC.)

                               (A DELAWARE CORPORATION)
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                                  TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I - OFFICES     ......................................................1

    Section 1.     Registered Office.  .......................................1
    Section 2.     Other Offices. ............................................1

ARTICLE II - SEAL  ...........................................................1

ARTICLE III - MEETINGS OF STOCKHOLDERS .......................................1

    Section 1.     Place of Meetings.  .......................................1
    Section 2.     Annual Meeting.     .......................................1
    Section 3.     Election of Directors.   ..................................2
    Section 4.     Special Meetings.   .......................................2
    Section 5.     Notice of Meetings. .......................................2
    Section 6.     Quorum.   .................................................2
    Section 7.     Proxies.  .................................................3
    Section 8.     Organization.  ............................................3
    Section 9.     Order of Business.  .......................................3
    Section 10.    Consent in Lieu of Meetings.  .............................3
    Section 11.    List of Stockholders.    ..................................4
    Section 12.    Notice of Stockholder Proposals and Nominations.  .........4

ARTICLE IV - BOARD OF DIRECTORS   ............................................6

    Section 1.     General Powers, Number, Election, Term of Office
                   and Vacancies. ............................................6
    Section 2.     Regular Meetings.   .......................................7
    Section 3.     Special Meetings.   .......................................7
    Section 4.     Quorum, Voting.     .......................................7
    Section 5.     Consent in Lieu of Meeting.   .............................8
    Section 6.     Telephonic Meeting. .......................................8
    Section 7.     Compensation.  ............................................8
    Section 8.     Removal.  .................................................8
    Section 9.     Executive and Other Committees.    ........................9
    Section 10.    Certain Transactions.    .................................10

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ARTICLE V - OFFICERS    .....................................................11

    Section 1.     Number and Qualifications.    ............................11
    Section 2.     Term of Office.     ......................................11
    Section 3.     Removal.  ................................................11
    Section 4.     Salaries. ................................................12
    Section 5.     Chairman of the Board.   .................................12
    Section 6.     Chief Executive Officer. .................................12
    Section 7.     President.     ...........................................12
    Section 8.     Secretary.     ...........................................12
    Section 9.     Treasurer.     ...........................................12

ARTICLE VI - VACANCIES AND RESIGNATIONS     .................................13

    Section 1.     Vacancies.     ...........................................13
    Section 2.     Resignations.  ...........................................13
    Section 3.     Resignations Effective at Future Date.  ..................13

ARTICLE VII - STOCK CERTIFICATES, DIVIDENDS, ETC.     .......................14

    Section 1.     Stock Certificates. ......................................14
    Section 2.     Record Holders.     ......................................14
    Section 3.     Transfers of Stock. ......................................14
    Section 4.     Lost Certificate.   ......................................15
    Section 5.     Record Date.   ...........................................15
    Section 6.     Dividends.     ...........................................17

ARTICLE VIII - MISCELLANEOUS PROVISIONS     .................................17

    Section 1.     Checks.   ................................................17
    Section 2.     Fiscal Year.   ...........................................17
    Section 3.     Notice.   ................................................18
    Section 4.     Waiver of Notice.   ......................................18
    Section 5.     Corporate Records.  ......................................18

ARTICLE IX - ANNUAL STATEMENT     ...........................................19

ARTICLE X - AMENDMENTS  .....................................................19

ARTICLE XI - INDEMNIFICATION ................................................20

    Section 1.     General.  ................................................20

                                        - ii -

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    Section 2.     Derivative Actions. ......................................20
    Section 3.     Indemnification in Certain Cases.  .......................21
    Section 4.     Procedure.     ...........................................21
    Section 5.     Advances for Expenses.   .................................22
    Section 6.     Rights Not Exclusive.    .................................22
    Section 7.     Survival of Rights. ......................................22
    Section 8.     Insurance.     ...........................................22
    Section 9.     Definition of Corporation.    ............................23
    Section 10.    Definition of Other Enterprises.   .......................23
    Section 11.    Retroactivity of Article XI.  ............................24

                                       - iii -

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                       REVISED AMENDED AND RESTATED BY-LAWS OF

                              FAMILY BARGAIN CORPORATION

                           (formerly DRS INDUSTRIES, INC.)

                               (A Delaware Corporation)

                                 ARTICLE I - OFFICES

         SECTION 1.     REGISTERED OFFICE.  The registered office of the

Corporation in the State of Delaware shall be at 11th Floor, Rodney Square

North, 11th and Market Streets, Wilmington, Delaware 19899.  The registered agent in charge thereof shall be Corporation Guarantee and Trust Company.

         SECTION 2.     OTHER OFFICES.  The Corporation may also have offices

at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                  ARTICLE II - SEAL

         The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal,

Delaware."

                       ARTICLE III - MEETINGS OF STOCKHOLDERS

         SECTION 1.     PLACE OF MEETINGS.  Meetings of the stockholders shall

be held at the registered office of the Corporation in the State of Delaware or at such place, either within or without the State of Delaware, as may be selected from time to time by the Board of Directors.

         SECTION 2.     ANNUAL MEETING.  The annual meeting of the stockholders

shall be held on the first (1st) day of May in each year if not a legal holiday,

and if a legal holiday, then on the next succeeding day not a legal holiday, at

1:00 P.M.  At the annual meeting, the stockholders shall elect a Board of

Directors and transact such other business as may properly be brought before the meeting.  If the annual meeting for election of

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directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

         SECTION 3.     ELECTION OF DIRECTORS.  Elections of the directors of

the Corporation need not be by written ballot.

         SECTION 4.     SPECIAL MEETINGS.  Except as provided by Article VI,

Section 1 of these By-Laws, special meetings of the stockholders may be called at any time only by the Chief Executive Officer or the Board of Directors.  At

any time, upon written request of any person or persons who have called a special meeting, it shall be the duty of the Secretary to fix the date of such meeting, to be held not more than sixty (60) days after receipt of such request,

and to give due notice thereof as provided herein.  If the Secretary shall neglect or refuse to fix the date of such meeting and give notice thereof, the person or persons calling such meeting may do so.

         Business transacted at any special meeting shall be confined to the objects stated in the notice, and matters germane thereto, as determined by the presiding officer of the meeting in his sole discretion.

         SECTION 5.     NOTICE OF MEETINGS.  Whenever stockholders are required

or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and,

in the case of a special meeting, the purpose or purposes for which the meeting is called.

         Unless otherwise provided by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

         SECTION 6.     QUORUM.  A majority of the outstanding shares of the

Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At any adjourned meeting at which a

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quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The stockholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of sufficient stockholders to reduce the remaining number below that which constitutes a quorum.

         SECTION 7.     PROXIES.  Each stockholder entitled to vote at a

meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

         A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  All proxies shall be filed with the secretary of the meeting before being voted upon.

         SECTION 8.     ORGANIZATION.  At each meeting of stockholders, the

Chairman of the Board, if one shall have been elected, or, in his absence or if one shall not have been elected, the President, shall act as the presiding officer of the meeting.  The Secretary or, in his absence or inability to act,

the person whom the presiding officer of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 9.     ORDER OF BUSINESS.  The order of business at all

meetings of the stockholders shall be determined by the presiding officer of the meeting.

         SECTION 10.    CONSENT IN LIEU OF MEETINGS.  Any action required to be

taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without

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a meeting and without a vote, in accordance with Article VII, Section 5(b) of these By-Laws, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         SECTION 11.    LIST OF STOCKHOLDERS.  The officer who has charge of

the stock ledger of the Corporation shall prepare and make, at least ten (10)

days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  No share of stock upon which any installment is due and unpaid shall be voted at any meeting.  The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of not less than ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held,

which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the entire duration of the meeting, and may be inspected by any stockholder who is present thereat.

         SECTION 12.    NOTICE OF STOCKHOLDER PROPOSALS AND NOMINATIONS.  (a)

At any annual meeting, only such business shall be conducted, and only such proposals shall be acted upon, including, without limitation, the nomination of persons for election to the Board of Directors, as shall have been brought before the annual meeting (I) by, or at the direction of, the Board of

Directors or (II) by any stockholder of the Corporation who properly complies with the notice procedures set forth in paragraph (b) of this Section 12.

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         (b)  For a nomination or proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary.  To be timely, such stockholder's notice must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than sixty (60) days and not more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date;

PROVIDED, HOWEVER, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.  A stockholder's notice to the Secretary shall set forth (I) as to each person whom the stockholder proposes to nominate for election to the Board of Directors all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange

Act of 1934, as amended, and Rule 14a-11 thereunder, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (II) as to any other matter the stockholder proposes to bring before the annual meeting (A) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (C) the class and number of shares of the

Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date

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of such stockholder's notice, and (D) any financial interest of the stockholder in such proposal.

         (c)  The presiding officer of the annual meeting shall have the power and duty to determine whether a stockholder proposal or nomination, as the case may be, was made in accordance with the terms of this Section 12 and, if a stockholder proposal or nomination was not made in accordance with such terms,

to declare that such proposal or nomination shall be disregarded.

         (d)  Nothing in this Section 12 shall prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors; but, in connection with such reports,

no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                           ARTICLE IV - BOARD OF DIRECTORS

         Section 1.     GENERAL POWERS, NUMBER, ELECTION, TERM OF OFFICE AND

VACANCIES.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three

(3) directors nor more than fifteen (15) directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.  The directors shall be divided into three (3) classes, designated Class I, Class II and Class

III.  Each class shall consist, as nearly as may be possible, of one-third (1/3)

of the total number of directors constituting the entire Board of Directors.  At the 1992 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term.  At each succeeding annual meeting of the stockholders,

successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.  If the number of directors is changed,

any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible,

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and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.  A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject,

however, to prior death, resignation, retirement, disqualification or removal from office.  Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         SECTION 2.     REGULAR MEETINGS.  Regular meetings of the Board of

Directors shall be held without notice on a quarterly basis at the registered office of the Corporation, or at such other time and place as shall be determined by the Board of Directors.

         SECTION 3.     SPECIAL MEETINGS.  Special meetings of the Board of

Directors may be called by the Chief Executive Officer on three (3) days notice to each director, either personally, by mail, by facsimile, or by telegram.

Such notice shall specify the place, day and hour of the meeting.  Special meetings shall be called by the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of any two directors in office.

         SECTION 4.     QUORUM, VOTING.  A majority of the total number of

directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present.  Except as otherwise required by law, the Certificate of Incorporation of the Corporation or these By-Laws,

the vote of a majority of the directors present at a

                                          7
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meeting at which a quorum is present shall be the act of the Board of Directors and the vote of a majority of the members of any committee of the Board of

Directors shall be the act of such committee.  With respect to matters described in Sections 9 and 10 of this Article IV requiring an approval, consent or recommendation from the Audit Committee or Compensation Committee, the Board of

Directors shall not act with respect to such matters until after any necessary approval, consent or recommendation is obtained.

         SECTION 5.     CONSENT IN LIEU OF MEETING.  Any action required or

permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of

Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of

Directors or committee, as appropriate.  The Board of Directors may hold its meetings, and have an office or offices outside of the State of Delaware.

         SECTION 6.     TELEPHONIC MEETING.  Any one or more directors may

participate in a meeting of the Board of Directors, or of a committee of the

Board of Directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in this manner shall constitute presence in person at such meeting.

         SECTION 7.     COMPENSATION.  The Board of Directors may determine the

compensation of directors who are not also officers or employees of the

Corporation.  In addition, as determined by the Board of Directors, directors may be reimbursed by the Corporation for travel expenses, if any, incurred by them in attending any meetings of the Board of Directors or committees thereof.

No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 8.     REMOVAL.  Any director or the entire Board of Directors

may be removed, with or without cause, by the holders of a majority of the shares then entitled
                                          8

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to vote at an election of directors, except that when cumulative voting is permitted, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

         SECTION 9.     EXECUTIVE AND OTHER COMMITTEES.  The Board of Directors

shall have three (3) committees, an Executive Committee, an Audit Committee and a Compensation Committee, and may designate other committees by resolution passed by a majority of the whole Board of Directors.

         The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the Seal of the Corporation to be affixed to all papers which may require it.  The Executive Committee will require prior approval of the Audit Committee or Compensation Committee to act

on those matters which are included within those committees' areas of responsibility as set forth herein.

         The Compensation Committee shall review and recommend to the Board of

Directors compensation arrangements for senior management of the Corporation and employee compensation programs and shall administer the Corporation's stock option plans.  The Board of Directors shall determine the compensation of all of the Corporation's executive officers based on recommendations from the

Compensation Committee.  The Compensation Committee shall consist of no fewer than three (3) directors of which a majority shall be Independent Directors.

"Independent Directors" for purposes of these By-Laws shall mean directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment, and shall not include directors who are affiliates of the Corporation or its subsidiaries.  If designees of the Representatives of the Underwriters of the Corporation's 1994 public offering of Series A 9-1/2% Cumulative

                                          9
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Convertible Preferred Stock (the "Representatives") serve as directors of the

Corporation, such directors shall serve as members of the Compensation

Committee.

         The Audit Committee shall review and evaluate the results and scope of the audit and other services provided by the Company's independent accountants,

as well as the Corporation's accounting principles and system of internal accounting controls.  The Audit Committee shall also review and vote upon related party transactions and certain proposed acquisitions as described in

Section 10 of this Article IV.  The Audit Committee shall consist of no fewer than three (3) directors of which a majority shall be Independent Directors.  If designees of the Representatives serve as directors of the Corporation, such directors shall serve as members of the Audit Committee.

         SECTION 10.    CERTAIN TRANSACTIONS.  The unanimous approval of the

Audit Committee and the approval of a majority of the Board of Directors shall be required for the following actions to be taken by the Corporation:

         (a)  any transaction with any of the directors or officers of the

Corporation or with any stockholder of the Corporation who owns, directly or indirectly, 5% of the then outstanding shares of the Common Stock of the

Corporation; and

         (b)  any acquisition by the Corporation of any business not within the following Standard Industrial Classification Codes ("SICC"):

              5130 Apparel, piece goods and notions

              5311 Department stores

              5331 Variety stores

              5611 Men's and boy's clothing and accessory stores

              5621 Women's clothing stores

              5632 Women's accessory and specialty stores

              5641 Children's and infants' wear stores

              5651 Family clothing stores

              5661 Shoe stores

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              5699 Miscellaneous apparel and accessory stores, including uniform, T-shirt, and wig stores

              5934 Flea market vendors

PROVIDED, HOWEVER, that notwithstanding the foregoing (I) if at any time there is less than a majority of Independent Directors designated or approved by the

Representatives serving as members of the Audit Committee as required under

Section 9 of this Article IV, such transactions shall require the unanimous consent of all Independent Directors on the Board of Directors, and (II) if at

any time there are no remaining shares of Series A 9-1/2% Cumulative Convertible

Preferred Stock outstanding, acquisition by the Corporation of businesses not within the above-listed SICC codes will require approval by only a majority of the members of the Audit Committee.

                                 ARTICLE V - OFFICERS

         Section 1.     NUMBER AND QUALIFICATIONS.  The executive officers of

the Corporation shall be chosen by the Board of Directors and shall be a Chief

Executive Officer, a President, a Secretary and a Treasurer.  The Board of

Directors, in its discretion, may also choose a Chairman of the Board (who must be a member of the Board of Directors), one or more Vice-Presidents and such other officers as it shall deem advisable and in the interests of the

Corporation.  Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need be a director.

         SECTION 2.     TERM OF OFFICE.  Each officer of the Corporation shall

hold office for one year and until his successor shall have been duly chosen and shall have qualified, or until his death, or until he shall have resigned or have been removed or disqualified, as hereinafter provided in these By-Laws.

         SECTION 3.     REMOVAL.  Any officer of the Corporation may be

removed, with or without cause, at any time, by the Board of Directors.

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         SECTION 4.     SALARIES.  The salaries of all officers of the

Corporation shall be fixed by the Board of Directors; PROVIDED, HOWEVER, that compensation of all executive officers of the Corporation shall be fixed by the

Board of Directors based upon the recommendations of the Compensation Committee.

         SECTION 5.     CHAIRMAN OF THE BOARD.  The Chairman of the Board shall

have the overall general power and duties of supervision and management usually vested in the office of Chairman of a Corporation.

         SECTION 6.     CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer

shall have the overall general power and duties of supervision and management of the Corporation including responsibility for the establishment and supervision of all policies of the Corporation subject to the control of the Board of

Directors.

         SECTION 7.     PRESIDENT.  The President shall have responsibility for

the day-to-day management of the business of the Corporation subject to the control of the Board of Directors, and shall ensure that all orders and resolutions of the Board of Directors are carried into effect, subject, however,

to the right of the Board of Directors to delegate any specific powers to any other officer or officers of the Corporation.  The President shall be directly answerable to the Chief Executive Officer.

         SECTION 8.     SECRETARY.  The Secretary shall attend all sessions of

the Board of Directors and all meetings of the stockholders and act as clerk thereof, and record all the votes of the Corporation and the minutes of all of its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive

Officer, under each of whose supervision he shall be.  The Secretary shall keep in safe custody the Seal of the Corporation, and when authorized by the Board of

Directors, shall affix the same to any instrument requiring it.

         SECTION 9.     TREASURER.  The Treasurer shall have custody of the

corporate funds and securities and shall keep full and accurate accounts of receipts and

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disbursements in books belonging to the Corporation, and shall keep the moneys of the Corporation in a separate account to the credit of the Corporation.  He shall disburse the funds of the Corporation as may be ordered by the Board of

Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of

Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

                       ARTICLE VI - VACANCIES AND RESIGNATIONS

         Section 1.     VACANCIES.  Any vacancy occurring in any office of the

Corporation by death, resignation, removal or otherwise, shall be filled by the

Board of Directors.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  If at any time, by reasons of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these By-Laws.

         SECTION 2.     RESIGNATIONS.  Any director or other officer of the

Corporation may resign at any time, such resignation to be in writing, and to take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation and then from that date.  The acceptance of a resignation shall not be required to make it effective.

         SECTION 3.     RESIGNATIONS EFFECTIVE AT FUTURE DATE.  When one or

more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have resigned from the Board of Directors effective at a future date, shall have the power to fill such vacancy or vacancies,

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the vote thereon to take effect when such resignation or resignations shall become effective.

                 ARTICLE VII - STOCK CERTIFICATES, DIVIDENDS, ETC.

         Section 1.     STOCK CERTIFICATES.  Shares of stock of the Corporation

shall be represented by certificates.  The stock certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the

Corporation as they are issued.  They shall bear the Seal of the Corporation and shall be signed by the Chairman of the Board, the President or Vice-President

and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of

the Corporation.

         SECTION 2.     RECORD HOLDERS.  The Corporation shall for all purposes

be entitled to treat a person registered on its books as the owner of shares, as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares.  The Corporation shall be entitled to hold a person registered on its books as the owner of shares liable for calls and assessments, if any may legally be made, and shall not be bound to recognize any equitable or other claim to, or interest in,

shares of its stock on the part of any other person, whether or not the

Corporation shall have express or other notice of the claim or interest of the other person, except as otherwise provided by the laws of the State of Delaware.

         SECTION 3.     TRANSFERS OF STOCK.  Shares of stock of the Corporation

shall be transferable on the books of the Corporation by the holder of record thereof or by his attorney, pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.  Any shares represented by a certificate shall be transferable only upon surrender of the certificate therefor with an assignment endorsed thereon or attached thereto and duly executed and with such proof of authenticity of signatures as the

Corporation may reasonably require.

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         SECTION 4.     LOST CERTIFICATE.  The Corporation may issue a new

certificate of stock in the place of any certificate theretofore signed by it,

alleged to have been lost, stolen, mutilated or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         SECTION 5.     RECORD DATE.  (a)  In order that the Corporation may

determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

         If no record date is fixed:

              1.  The record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or,

    if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

              2.  Except as provided in (b) below with respect to stockholders'

    written consents, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the

    Board of Directors adopts the resolution relating thereto.

              3.  A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the

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    meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

         (b)  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of

Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of

Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the

Secretary, request the Board of Directors to fix a record date.  Such notice shall specify the action proposed to be consented to by stockholders.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board of Directors within ten

(10) days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the

Corporation.  Such delivery to the Corporation shall be made to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the Secretary of the

Corporation.  Such delivery shall be by hand or by certified or registered mail,

return receipt requested.  If no record date has been fixed by the Board of

Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

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         In the event of delivery of a written consent or written consents purporting to authorize or take corporate action, and/or related revocations

(each such written consent and related revocation, individually and collectively, a "Consent"), the Secretary shall provide for the safekeeping of such Consent and shall immediately appoint duly qualified and objective inspectors to conduct, as promptly as practical, such reasonable ministerial review as they deem necessary or appropriate for the purpose of ascertaining the sufficiency and validity of such Consent and all matters incident thereto,

including, without limitation, whether holders of a requisite number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent.  If after such investigation the Secretary shall determine that the Consent is sufficient and valid, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of the stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action.

         SECTION 6.     DIVIDENDS.  The Board of Directors may declare and pay

dividends upon the outstanding shares of the Corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

                       ARTICLE VIII - MISCELLANEOUS PROVISIONS

         SECTION 1.     CHECKS.  All checks or demands for money and notes of

the Corporation shall be signed by such officer or officers as the Board of

Directors may from time to time designate.

         SECTION 2.     FISCAL YEAR.  The fiscal year of the Corporation shall

end on the Saturday closest to January 31.

         SECTION 3.     NOTICE.  Whenever written notice is required to be

given to any person under these By-Laws, it may be given to such person, either personally or by sending a copy thereof through the mail, by telegram, or by facsimile transmission,

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charges prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice.  If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person designated.  If the notice is sent by facsimile transmission, it shall be deemed to have been given to the person entitled thereto when transmitted with confirmation postmarked on the same day.

         SECTION 4.     WAIVER OF NOTICE.  Whenever any written notice is

required by statute, or by the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting.  Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

         SECTION 5.     CORPORATE RECORDS.  Any stockholder of record, in

person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies of extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.  The

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demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

                           ARTICLE IX - ANNUAL STATEMENT

         The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the

Corporation for the preceding year.  Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

                              ARTICLE X - AMENDMENTS

         These By-Laws may be amended or repealed or new By-Laws may be adopted at an annual or special meeting of the stockholders at which a quorum is present or represented, by the vote of the holders of a majority of the outstanding shares of capital stock entitled to vote thereon, provided that notice of the proposed amendment or repeal or adoption of the new By-Laws is contained in the notice of such meeting.  These By-Laws may also be amended or repealed or new

By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.  Notwithstanding the above provisions of this

Article X, Sections 9 and 10 of Article IV, as well as this sentence and the next succeeding sentence of this Article X, may only be amended or repealed, or new By-Laws adopted, which have the effect of amending or repealing such sections, by the vote or written consent of the holders of a majority of the outstanding shares of capital stock entitled to vote thereon which are held by

Disinterested Stockholders.  As used herein, the term "Disinterested

Stockholders" includes all stockholders of the Corporation other than: (I) an officer, director or employee, or former officer, director or employee, of the

Corporation or any subsidiary or affiliate (as that term is defined in the

Securities Act of 1933, as amended, and the regulations promulgated thereunder)

of the Corporation; (II) an affiliate of any such present or former

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

officer, director or employee of the Corporation; or (III) a holder, directly or indirectly, of five percent (5%) or more of any class or series of voting securities of the Corporation or any affiliate thereof.

                           ARTICLE XI - INDEMNIFICATION

         SECTION 1.     GENERAL.  The Corporation shall indemnify any person

who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil,

criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise,

against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the

Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the

Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

         SECTION 2.     DERIVATIVE ACTIONS.  The Corporation shall indemnify

any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the

Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer,

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

employee or agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee or agent of another corporation,

partnership, joint venture, trust or other enterprise, against expenses

(including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or such suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         SECTION 3.     INDEMNIFICATION IN CERTAIN CASES.  To the extent that a

director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article XI, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

         SECTION 4.     PROCEDURE.  Any indemnification under Sections 1 and 2

of this Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in

Sections 1 and 2 of this Article XI. Such determination shall be made (I) by the

Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (II) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested

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

directors so directs, by independent legal counsel (compensated by the

Corporation) in a written opinion, or (III) by the stockholders.

         SECTION 5.     ADVANCES FOR EXPENSES.  Expenses incurred by a

director, officer, employee or agent in defending a civil, criminal,

administrative or investigative action, suit or proceeding, or threat thereof,

may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the

Corporation as authorized in this Article XI.

         SECTION 6.     RIGHTS NOT EXCLUSIVE.  The indemnification and

advancement of expenses provided by, or granted pursuant to, the other Sections of this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise,

both as to action in his official capacity and as to action in another capacity while holding such office.

         SECTION 7.     SURVIVAL OF RIGHTS.  The indemnification and

advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         SECTION 8.     INSURANCE.  The Corporation may purchase and maintain

insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership,

joint venture, trust or other enterprise, against any liability asserted against the person and incurred by him in any such capacity, or arising out of the person's status as such, whether or not the Corporation

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

would have the power to indemnify him against such liability under the provisions of this Article XI.

         SECTION 9.     DEFINITION OF CORPORATION.  References in this Article

to "the Corporation" will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as he would have with respect to the constituent corporation if its separate existence had continued.

         SECTION 10.    DEFINITION OF OTHER ENTERPRISES.  For purposes of this

Article XI, references to "other enterprises" will include employee benefit plans, references to "fines" will include any excise taxes assessed on a person with respect to an employee benefit plan, and references to "serving at the request of the Corporation" will include any service as a director, officer,

employee or agent of a subsidiary of the Corporation and any service as a director, officer, employee or agent of the Corporation which imposes duties on,

or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner "not opposed to the best interests of the

Corporation" as referred to in this Article XI.

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

         SECTION 11.    RETROACTIVITY OF ARTICLE XI.  The provisions of this

Article XI will be deemed retroactive and will include all acts of the directors and officers of the Corporation since the date of incorporation.

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